                                                                    EXHIBIT 25.1
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------
                                    FORM T-1
                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B)(2)

                               ------------------

                            BANK OF AMERICA ILLINOIS
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                 ILLINOIS                               36-0947896
     (JURISDICTION OF INCORPORATION OR               (I.R.S. EMPLOYER
 ORGANIZATION IF NOT A U.S. NATIONAL BANK)         IDENTIFICATION NO.)

231 SOUTH LASALLE STREET, CHICAGO, ILLINOIS               60697
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                               ------------------
                              SARA LEE CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                 MARYLAND                               36-2089049
       (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

        THREE FIRST NATIONAL PLAZA                      60602-4260
                SUITE 4600                              (ZIP CODE)
             CHICAGO, ILLINOIS
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               DEBT SECURITIES
                       (TITLE OF INDENTURE SECURITIES)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 1. GENERAL INFORMATION.

     FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

        Commissioner of Banks and Trust Companies. State of Illinois, Springfield, Illinois.

        Chicago Clearing House Association, 164 W. Jackson Boulevard, Chicago, Illinois.

        Federal Deposit Insurance Corporation, Washington, D.C.

        The Board of Governors of the Federal Reserve System, Washington, D.C.

     (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

        Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

        The obligor is not an affiliate of the trustee.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

     FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEES:

                               AS OF JULY 7, 1995

    COL. A           COL. B
                     AMOUNT
TITLE OF CLASS     OUTSTANDING
- --------------     -----------


        Not applicable by virtue of response to Item 13.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

     IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

     (A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

        Not applicable by virtue of response to Item 13.

     (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(B)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

        Not applicable by virtue of response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

        Not applicable by virtue of response to Item 13.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.

                               AS OF JULY 7, 1995

   COL. A             COL. B            COL. C             COL. D
                                                        PERCENTAGE OF
                                                      VOTING SECURITIES
                                                       REPRESENTED BY
                                     AMOUNT OWNED       AMOUNT GIVEN
NAME OF OWNER     TITLE OF CLASS     BENEFICIALLY         IN COL. C
- -------------     --------------     ------------     -----------------


        Not applicable by virtue of response to Item 13.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

     FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

                               AS OF JULY 7, 1995

   COL. A             COL. B            COL. C             COL. D
                                                        PERCENTAGE OF
                                                      VOTING SECURITIES
                                                       REPRESENTED BY
                                     AMOUNT OWNED       AMOUNT GIVEN
NAME OF OWNER     TITLE OF CLASS     BENEFICIALLY         IN COL. C
- -------------     --------------     ------------     -----------------


        Not applicable by virtue of response to Item 13.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

                               AS OF JULY 7, 1995

    COL. A            COL. B                   COL. C                       COL. D
                   WHETHER THE
                    SECURITIES
                    ARE VOTING      AMOUNT OWNED BENEFICIALLY OR       PERCENT OF CLASS
                   OR NONVOTING     HELD AS COLLATERAL SECURITY      REPRESENTED BY AMOUNT
TITLE OF CLASS      SECURITIES       FOR OBLIGATIONS IN DEFAULT        GIVEN IN COL. C.
- --------------     ------------     ----------------------------     ---------------------


        Not applicable by virtue of response to Item 13.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                               AS OF JULY 7, 1995

      COL. A             COL. B                     COL. C                          COL. D
                                       AMOUNT OWNED BENEFICIALLY OR HELD       PERCENT OF CLASS
  NAME OF ISSUER         AMOUNT           AS COLLATERAL SECURITY FOR         REPRESENTED BY AMOUNT
AND TITLE OF CLASS     OUTSTANDING     OBLIGATIONS IN DEFAULT BY TRUSTEE        GIVEN IN COL. C
- ------------------     -----------     ---------------------------------     ---------------------


        Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                               AS OF JULY 7, 1995

      COL. A             COL. B                     COL. C                          COL. D
                                       AMOUNT OWNED BENEFICIALLY OR HELD       PERCENT OF CLASS
  NAME OF ISSUER         AMOUNT           AS COLLATERAL SECURITY FOR         REPRESENTED BY AMOUNT
AND TITLE OF CLASS     OUTSTANDING     OBLIGATIONS IN DEFAULT BY TRUSTEE        GIVEN IN COL. C
- ------------------     -----------     ---------------------------------     ---------------------


        Not applicable by virtue of response to Item 13.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                               AS OF JULY 7, 1995

      COL. A             COL. B                     COL. C                          COL. D
                                       AMOUNT OWNED BENEFICIALLY OR HELD       PERCENT OF CLASS
  NAME OF ISSUER         AMOUNT           AS COLLATERAL SECURITY FOR         REPRESENTED BY AMOUNT
AND TITLE OF CLASS     OUTSTANDING     OBLIGATIONS IN DEFAULT BY TRUSTEE        GIVEN IN COL. C
- ------------------     -----------     ---------------------------------     ---------------------


        Not applicable by virtue of response to Item 13.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                               AS OF JULY 7, 1995

        COL. A                   COL. B            COL. C
NATURE OF INDEBTEDNESS     AMOUNT OUTSTANDING     DATE DUE
- ----------------------     ------------------     --------


        Not applicable by virtue of response to Item 13.

ITEM 13. DEFAULTS BY THE OBLIGOR.

     (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

        There is not nor has there been a default with respect to the securities under this indenture.

     (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

          There is not nor has there been a default with respect to securities outstanding under this indenture. The trustee is not a trustee under any other indenture under which any other securities of the obligor are outstanding.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

     IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

        Not applicable by virtue of response to Item 13.

ITEM 15. FOREIGN TRUSTEE.

     IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

        Not applicable.

ITEM 16. LIST OF EXHIBITS.

     LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the certification by the Illinois Commissioner of Banks and Trust Companies of Bank of America Illinois' Charter and Certificate of Conversion, incorporated herein by reference to Exhibit 1 to T-1; Registration No. 33-81660.

          2. A copy of the certification by the Illinois Commissioner of Banks and Trust Companies of Bank of America Illinois' Charter and Certificate of Conversion, incorporated herein by reference to Exhibit 1 to T-1; Registration No. 33-81660, includes the authority of the trustee to commence business.

          3. A copy of the certificate of authority for Bank of America Illinois to engage in trust activities issued by the Illinois Commissioner of Banks and Trust Companies, incorporated herein by reference to Exhibit 3 to T-1; Registration No. 33-81660.

          4. A copy of the existing By-laws of Bank of America Illinois as now in effect, incorporated herein by reference to Exhibit 4 to T-1; Registration No. 33-59221.

          5. Not applicable.

          6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-81660.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

          8. Not applicable.

          9. Not applicable.

                                   SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, BANK OF AMERICA ILLINOIS, AN ILLINOIS BANKING CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF ILLINOIS, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS, ON THE 10TH DAY OF JULY, 1995.

                                          BANK OF AMERICA ILLINOIS

                                          By          /s/ MICHELE GALLO
                                            ------------------------------------
                                                       MICHELE GALLO
                                                  Assistant Vice President

Legal Title of Bank:    Bank of America Illinois                Call Date: 3/31/95  ST-BK: 17-1560  FFIEC 031
Address:                231 South LaSalle Street                                                    Page RC-1
City, State, Zip:       Chicago, IL 60697
FDIC Certificate No.:   03622

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
              AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                          SCHEDULE RC -- BALANCE SHEET
                                                                                                  ---------------
                                                                                                       C400
                                                                                         ------------------------
                                                              DOLLAR AMOUNTS IN THOUSANDS   RCFD   BIL MIL THOU
- -----------------------------------------------------------------------------------------------------------------
ASSETS
    1. Cash and balances due from depository institutions (from Schedule RC-A):
       a. Noninterest-bearing balances and currency and coin(1)..........................   0081    2,238,000     1.a.
       b. Interest-bearing balances(2)...................................................   0071      247,000     1.b.
    2. Securities:
       a. Held-to-maturity securities (from Schedule RC-B, column A).....................   1754            0     2.a.
       b. Available-for-sale securities (from Schedule RC-B, column D)...................   1773      586,000     2.b.
    3. Federal funds sold and securities purchased under agreements to resell in domestic offices
       of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
       a. Federal funds sold.............................................................   0276      120,000     3.a.
       b. Securities purchased under agreements to resell................................   0277            0     3.b.
    4. Loans and lease financing receivables:
       a. Loans and leases, net of unearned
                                                              ---------------------------
         income (from Schedule RC-C)..........................    RCFD 2122   11,067,000                          4.a.
       b. LESS: Allowance for loan and lease losses...........    RCFD 3123      283,000                          4.b.
       c. LESS: Allocated transfer risk reserve...............    RCFD 3128            0                          4.c.
                                                              ---------------------------
       d. Loans and leases, net of unearned income, allowance, and reserve
          (item 4.a minus 4.b and 4.c)...................................................   2125    10,784,000    4.d.
    5. Trading assets (from Schedule RC-D)...............................................   3545       714,000    5.
    6. Premises and fixed assets (including capitalized leases)..........................   2145       198,000    6.
    7. Other real estate owned (from Schedule RC-M)......................................   2150        88,000    7.
    8. Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)..............................................................   2130             0    8.
    9. Customers' liability to this bank on acceptances outstanding......................   2155        22,000    9.
   10. Intangible assets (from Schedule RC-M)............................................   2143       603,000   10.
   11. Other assets (from Schedule RC-F).................................................   2160     1,302,000   11.
   12. Total assets (sum of items 1 through 11)..........................................   2170    16,902,000   12.
                                                                                         ------------------------

- ---------------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:    Bank of America Illinois      Call Date: 3/31/95  ST-BK: 17-1560  FFIEC 031
Address:                231 South LaSalle Street                                          Page RC-2
City, State, Zip:       Chicago, IL 60697
FDIC Certificate No.:   03622


                                            SCHEDULE RC -- CONTINUED     ----------------------------
                                         DOLLAR AMOUNTS IN THOUSANDS                     BIL MIL THOU
- -----------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
   a. In domestic offices (sum of totals of columns A and C from Schedule
      RC-E, part I)......................................................      RCON 2200   7,772,000  13.a
                                               --------------------------
      (1) Noninterest-bearing(1)...............   RCON 6631   2,528,000                               13.a.(1)
      (2) Interest-bearing.....................   RCON 6636   5,244,000                               13.a.(2)
                                               --------------------------
   b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
      (from Schedule RC-E, part II)......................................      RCFN 2200   1,146,000  13.b.
                                               --------------------------
      (1) Noninterest-bearing..................   RCFN 6631     24,000                                13.b.(1)
      (2) Interest-bearing.....................   RCFN 6636   1,122,000                               13.b.(2)
                                               --------------------------
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
    Agreement subsidiaries, and in IBFs:
   a. Federal funds purchased............................................      RCFD 0278    779,000   14.a.
   b. Securities sold under agreements to repurchase.....................      RCFD 0279     7,000    14.b.
15. a. Demand notes issued to the U.S. Treasury..........................      RCON 2840    274,000   15.a.
   b. Trading liabilities (from Schedule RC-D)...........................      RCFD 3548    272,000   15.b.
16. Other borrowed money:
   a. With original maturity of one year or less.........................      RCFD 2332   2,981,000  16.a.
   b. With original maturity of more than one year.......................      RCFD 2333     41,000   16.b.
17. Mortgage indebtedness and obligations under capitalized leases.......      RCFD 2910       0      17.
18. Bank's liability on acceptances executed and outstanding.............      RCFD 2920     22,000   18.
19. Subordinated notes and debentures....................................      RCFD 3200    660,000   19.
20. Other liabilities (from Schedule RC-G)...............................      RCFD 2930    776,000   20.
21. Total liabilities (sum of items 13 through 20).......................      RCFD 2948   14,730,000 21.
22. Limited-life preferred stock and related surplus.....................      RCFD 3282       0      22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus........................      RCFD 3838       0      23.
24. Common stock.........................................................      RCFD 3230    685,000   24.
25. Surplus (exclude all surplus related to preferred stock).............      RCFD 3839   1,474,000  25.
26. a. Undivided profits and capital reserves............................      RCFD 3632     21,000   26.a.
   b. Net unrealized holding gains (losses) on available-for-sale
      securities.........................................................      RCFD 8434    (2,000)   26.b.
27. Cumulative foreign currency translation adjustments..................      RCFD 3284    (6,000)   27.
28. Total equity capital (sum of items 23 through 27)....................      RCFD 3210   2,172,000  28.
29. Total liabilities, limited-life preferred stock, and equity capital
   (sum of items 21, 22 and 28)..........................................      RCFD 3300   16,902,000 29.
                                                                         ----------------------------
Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any
    date during 1994.....................................................                  NUMBER
                                                                         ----------------------------
                                                                              RCFD 6724       2       M.1.
                                                                         ----------------------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
- ---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.